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                                                                   EXHIBIT 3.102

                                     BYLAWS

                                       OF

                        THE PROGRESSIVE STEP CORPORATION

                                   ARTICLE I.
                                    OFFICES

                  Section 1.01 PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                  Section 1.02 REGISTERED OFFICE. The registered office of the corporation required by the Wisconsin Statutes to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time in the manner permitted by Wisconsin Statutes. The business office of the registered agent of the corporation shall be identical to such registered office.

                                   ARTICLE II.
                                  SHAREHOLDERS

                  Section 2.01 ANNUAL MEETING. The annual meeting of the shareholders shall be held during the fourth week of March in each year at a time and date to be determined by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any continued session thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

                  Section 2.02 SPECIAL MEETING. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth (1/10) of all shares of the corporation entitled to vote at the meeting.

                  Section 2.03 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting



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may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

                  Section 2.04 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Whenever any notice is required to be given to any shareholder to whom communication is made unlawful by any law of the United States, whenever enacted, or by any rule, regulation, proclamation or executive order issued under any such law, the giving of such notice to such shareholder shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such shareholder.

                  Section 2.05 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend or a distribution, the record date for such determination of shareholders shall be at the close of business on: (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these By-laws to call a meeting, the day before the first notice is delivered to shareholders; (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand; (c) With respect to the payment of a share dividend, the date the board authorized the share dividend; (d) With respect to actions taken in writing without a meeting, the date the first shareholder signs a consent; and (e) With respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                  Section 2.06 SHAREHOLDER LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of the shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by



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each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, in a manner consistent with the Wisconsin Business Corporation Law and these By-Laws, may copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

                  Section 2.07 QUORUM. Except as otherwise provided in the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by voting groups or classes is required by law or the Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the Articles of Incorporation or the Wisconsin Business Corporation Law provides for voting by a voting group(s) on a matter, action on that matter is taken when voted upon by that voting group(s). Shares entitled to vote as a separate voting group(s) may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Wisconsin Business Corporation Law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                  Section 2.08 CONDUCT OF MEETINGS. The President, and in his or her absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

                  Section 2.09 PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the proxy appointment conspicuously states that it is irrevocable and the proxy appointment is coupled with an interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or


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by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

                  Section 2.10 VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that cumulative voting in the election of directors is provided for in the Articles of Incorporation or the voting rights of the shares of any class or classes are otherwise enlarged, limited or denied by the Articles of Incorporation.

                  Section 2.11 WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatever is required to be given to any shareholder of the corporation under the Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. A shareholder's attendance at a meeting in person or by proxy waives any objection to (a) notice of the meeting unless the shareholder raises the objection at the beginning of the meeting or promptly upon arrival at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  Section 2.12 UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent is delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Action without a meeting may not be taken where the action is the election of Directors for which the shareholders may vote cumulatively.

                  Section 2.13 TELEPHONE MEETINGS. Shareholders may participate in and hold meetings by means of a conference telephone or similar communications arrangement by means of which all shareholders participating in the meeting can simultaneously hear each other, all communication during the meeting is immediately transmitted to all shareholders participating, and each participating shareholder is able to immediately send messages to all other participating shareholders. Each Shareholder's identity shall be confirmed prior to the transaction of any business at the meeting by each shareholder stating his or her name, address as it appears on the records of the corporation, and social security number. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in


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the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  Section 2.14 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

                  Section 3.01 GENERAL POWERS AND NUMBER. The number of authorized Directors of the Corporation shall be not less than 1 nor more than 15, fixed from time to time by the Shareholders. The Directors shall be elected at the annual meeting of the Shareholders and each Director shall be elected to serve until his successor shall be elected and shall qualify.

                  Section 3.02 TENURE AND QUALIFICATIONS. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. A Director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such Director, taken at a meeting of shareholders called for that purpose as provided in Section 3.09. A Director may resign at any time by filing his or her written resignation with the Secretary of the corporation. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

                  Section 3.03 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders, or such other suitable place as may be announced at such meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

                  Section 3.04 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any one (1) director. The person authorized to call any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by such person, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

                  Section 3.05 NOTICE; WAIVER. Notice of each special meeting of the Board of Directors shall be given by written notice delivered personally or mailed or given by facsimile to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, not less than forty-eight (48) hours if by mail and not less than six (6) hours if delivered orally, or by facsimile, telegram, or by personal delivery. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or By-laws or any


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provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  Section 3.06 QUORUM. Except as otherwise provided by law or by the Articles of Incorporation or these By-laws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

                  Section 3.07 MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-laws.

                  Section 3.08 CONDUCT OF MEETINGS. The Chairman of the Board, if there be one and he or she is present, or the President, and in his or her absence the Executive Vice President, or in his or her absence, a Vice President in the order provided under Section 4.08, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as Secretary of the meeting.

                  Section 3.09 REMOVAL OF DIRECTORS. The shareholders may remove one or more directors at a meeting called for that purpose and the meeting notice shall state that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders, of that voting group may participate in the vote to remove him or her. A director elected by cumulative voting may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her unless the Articles of Incorporation provide for a greater voting requirement.

                  Section 3.10 VACANCIES. Unless the Articles of Incorporation provide otherwise, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by either the affirmative vote of the shareholders or the affirmative vote of a majority of the directors then in office; provided, that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a


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specific later date, because of a resignation effective at a later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

                  Section 3.11 COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers, and employees to the corporation.

                  Section 3.12 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or unless his or her dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before or immediately after the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 3.13 COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of the greater of a majority of the Directors then in office or the number of Directors required under the Articles of Incorporation or these By-laws to take valid corporate action, may designate one or more committees, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except that no such committee may (a) authorize distributions, (b) approve or propose to shareholders any action that the Wisconsin Business Corporation Law requires be approved by shareholders, (c) fill vacancies on the Board of Directors or, except as authorized by the Board of Directors, fill vacancies on any committee of the Board of Directors, (d) amend the Articles of Incorporation, (e) adopt, amend or repeal By-Laws, (f) approve a plan of merger not requiring shareholder approval, (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors, or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or a series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make reports to the Board of Directors of its activities as the Board of Directors may request.


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                  Section 3.14 UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-laws or any provision of law to be taken by the Board of Directors or committee thereof at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee then in office. A signed consent has the effect of a meeting vote and may be described as such in any document.

                  Section 3.15 TELEPHONE MEETINGS. Directors may participate in and hold meetings by means of a conference telephone or similar communications arrangement by means of which all Directors participating in the meeting can simultaneously hear each other, all communication during the meeting is immediately transmitted to all Directors participating, and each participating Director is able to immediately send messages to all other participating Directors. Each Director's identity shall be verified prior to voting on action at the meeting by each Director stating his or her name, address as it appears on the records of the corporation, and social security number. Participation in such a meeting shall constitute presence in person at the meeting, except where a Director participates in the meeting for the sole and express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV.
                                    OFFICERS

                  Section 4.01 NUMBER. The principal officers of the corporation shall be a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

                  Section 4.02 ELECTION AND TERN OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer may hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

                  Section 4.03 REMOVAL. Any officer or agent may be removed by the Board of Directors at any time, with or without cause, and notwithstanding the contract rights, if any, of the person so removed. Any officer or assistant officer appointed by another officer in accordance with these By-laws may be removed by the officer who made the appointment at any time, with or without cause, and notwithstanding the contract rights, if any, of the officer or assistant officer so removed. Election or appointment shall not of itself create contract rights.

                  Section 4.04 VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.


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                  Section 4.05 CHAIRMAN OF THE BOARD. The Board of Directors may
elect one of its members the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors at which he is present. He shall be ex officio a member of all standing committees and shall be Chairman of such committees as is determined by the Board of Directors. He shall have such other powers and duties as may from time to time be prescribed by the By-laws or by resolution of the Board of Directors.

                  Section 4.06 PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors subject to Section 3.08. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                  Section 4.07 THE EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one be designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President shall perform the duties of the President and when so acting shall have all the powers and duties of the President. The Executive Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

                  Section 4.08 THE VICE PRESIDENTS. In the absence of the President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. Vice Presidents may be designated as the Vice President of a specified division, department or portion of the corporation's business.


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                  Section 4.09 THE SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

                  Section 4.10 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                  Section 4.11 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or the President may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

                  Section 4.12 OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.


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                                   ARTICLE V.
                            CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

                  Section 5.01 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

                  Section 5.02 LOANS. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

                  Section 5.03 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

                  Section 5.04 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

                  Section 5.05 VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she be present, or in his or her absence by the Executive Vice President if there be one and he or she is present, or in his or her absence by any Vice President of this corporation who may be present and (b) whenever, in the judgment of the President or in his or her absence, the Executive Vice President if there be one, or in his or her absence any Vice President, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President, the Executive Vice President, or one of the Vice Presidents of this corporation without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                                  ARTICLE VI.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

                  Section 6.01 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President, the Executive Vice President, or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

                  Section 6.02 SHARES WITHOUT CERTIFICATES. Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issuance the shares of any or all of classes or series of authorized shares of stock of this corporation, without certificates. The authorization to issue shares without certificates does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing such information as may be required by law.

                  Section 6.03 FACSIMILE SIGNATURES AND SEAL. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President, Executive Vice President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

                  Section 6.04 SIGNATURE BY FORMER OFFICERS. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

                  Section 6.05 TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

                  Section 6.06 LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

                  Section 6.07 CONSIDERATION FOR SHARES. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, labor or services actually performed or contracts for services yet to be performed or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable.

                  Section 6.08 STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of shares of the corporation.

                                  ARTICLE VII.
                                      SEAL

                  The Board of Directors may provide a corporate seal which shall be circular in form and, if so provided, such seal shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

                                  ARTICLE VIII.
                                   AMENDMENTS

                  Section 8.01 BY SHAREHOLDERS. These By-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders.

                  Section 8.02 BY DIRECTORS. These By-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors, provided that no such amendment shall amend or alter any prior amendment adopted by the shareholders pursuant to Section 8.01.

                  Section 8.03 IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the By-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the By-laws so that the By-laws would be consistent with such action, shall be given the same effect as though the By-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                  ARTICLE IX.
                   DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS;
             LIABILITY AND INDEMNITY; TRANSACTIONS WITH CORPORATION

                  Section 9.01 LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The corporation may indemnify its incorporator, officers, directors, employees and agents to the full extent permitted by law.

                  Section 9.02 TRANSACTIONS WITH THE CORPORATION. The Board of Directors may from time to time authorize transactions by officers, directors and employees with the corporation. Notwithstanding the foregoing, a corporation may not lend money to or guaranty the obligation of a director of the corporation unless either (a) the particular loan or guaranty is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single group, except the votes of shares owned by or voted under the control of the benefitted shareholder, or (b) the corporation's Board of Directors determines that the loan or guaranty benefits the corporation and either approves the specific loan or guaranty or a general plan authorizing loans and guaranties. The foregoing limitations do not, however, apply to an advance made to a director to defray expenses incurred by the Director in the ordinary course of the corporation's business or to an advance to a director that is permitted pursuant to a claim of right to indemnification.

                  Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation which acts upon, or in reference to such contract or transaction, and notwithstanding his or her or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such Contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote or as voting upon the matter. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE X.
                                EMERGENCY BYLAWS

                  Unless the Articles of Incorporation provide otherwise, the provisions of this By-law shall be effective during an emergency which, for the purposes hereof, is defined as the occurrence of a catastrophic event which prevents a quorum of the corporation's directors from being readily assembled. During such an emergency, any one member of the Board of Directors or any of the officers, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting. One or more officers of the corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum. The Board as constituted above, and after notice as set forth above may: (a) prescribe emergency powers to any officer of the corporation; (b) delegate to any officer or director, the powers of the Board of Directors; (c) designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties; (d) relocate the principal place of business, or designate successive or simultaneous principal places of business; and (e) take any other action, convenient, helpful, or necessary to carry on the business of the corporation.